As filed with the Securities and Exchange Commission on February 11, 2021
No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 __________________
FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 __________________
Tuatara Capital Acquisition Corporation (Exact name of registrant as specified in its charter)
Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

655 Third Avenue, 8th Floor

New York, New York, 10017

Telephone: (917) 460-7522
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________

Albert Foreman, Chief Executive Officer

Mark Zittman, Chief Operating Officer

Sergey Sherman, Chief Financial Officer

c/o Tuatara Capital Acquisition Corporation

655 Third Avenue, 8th Floor

New York, New York, 10017

Telephone: (917) 460-7522

(Name, address, including zip code, and telephone number, including area code, of agent for service) __________________ Copies to:
Derek J. Dostal Deanna L. Kirkpatrick Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Tel: (212) 450-4000		Gregg A. Noel Laura Kaufmann Belkhayat Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, CA 90071 Telephone: (213) 687-5000
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. __________________
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐
If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File Number 333-252484

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant(2)	2,875,000 Units	$ 10.00	$ 28,750,000	$ 3,136.63
Class A ordinary shares included as part of the units(3)	2,875,000 Shares	―	―	― (4)
Redeemable warrants included as part of the units(3)	1,437,500 Warrants	―	―	― (4)
Total			$ 28,750,000	$ 3,136.63 (5)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 375,000 units, consisting of 375,000 Class A ordinary shares and 187,500 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g)

(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $172,500,000 on its Registration Statement on Form S-1, as amended (File No. 333-252484), which was declared effective by the Securities and Exchange Commission on February 11, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $28,750,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION

INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with respect to the registration of 2,875,000 additional units of Tuatara Capital Acquisition Corporation, a Cayman Islands exempted company (the “Registrant”), each consisting of one Class A ordinary share and one-half of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V of Form S-1, including 375,000 units that may be purchased by the underwriters to cover over-allotments, if any. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments, and only whole warrants are exercisable. Pursuant to Rule 462(b), the Registrant hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 (File No. 333-252484) declared effective on February 11, 2021 by the Securities and Exchange Commission (the “Commission”), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)       Exhibits. All exhibits filed with or incorporated by reference in Registration Statement No. 333-252484 are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for those set forth in the exhibit index attached hereto, which are filed herewith.

Exhibit Number	Description
5.1	Opinion of Davis Polk & Wardwell LLP
5.2	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant
23.1	Consent of WithumSmith+Brown, PC
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
23.3	Consent of Maples and Calder (included in Exhibit 5.2)
24.1	Power of Attorney (included on signature page of the initial filing of Registration Statement on Form S-1, File No. 333-252484, initially filed on January 27, 2021)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 11th day of February, 2021.

TUATARA CAPITAL ACQUISITION CORPORATION

By:	/s/ Albert Foreman
	Name:	Albert Foreman
	Title:	Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Albert Foreman	Albert Foreman Chief Executive Officer and Director (Principal Executive Officer)	February 11, 2021
Albert Foreman
*	Chief Operating Officer and Director	February 11, 2021
Mark Zittman
*	Chief Financial Officer (Principal Financial and Accounting Officer)	February 11, 2021
Sergey Sherman
*	Chairman of the Board of Directors	February 11, 2021
Richard Taney

* By:	/s/ Albert Foreman
Name: Albert Foreman
Title: Attorney-in-fact